Exhibit 99.1

NEWS

Dell Completes Acquisition of Quest Software

•	Quest Software’s extensive IT management offerings expand and strengthen Dell’s software portfolio

•	Quest enables IT organizations to simplify operations, maximize workforce productivity and deliver faster results

•	Close marks a major milestone in Dell’s journey to offering customers end-to-end solutions

ROUND ROCK, Texas, Sept. 28, 2012 – Dell today announced it has completed the acquisition of Quest Software (www.dell.com/quest), an award-winning IT management software provider. Quest offers a broad selection of software solutions that simplify and solve the most common and challenging IT problems for organizations around the globe.

“The close of the Quest acquisition is a tremendous milestone in Dell’s journey to strengthen our end-to-end IT capabilities, empowering our customers to unlock greater value in their Dell technology investments, as well as their overall IT environments,” said John Swainson, president, Dell Software. “We are addressing key needs for our customers, helping them leverage the cloud, support ‘bring-your-own-device’ in their enterprise, and deploy mobile applications and virtualization to drive improved business results. The addition of Quest Software into Dell’s software portfolio will extend our industry-leading suite of solutions to a broader range of customers and partners, while simplifying operations, maximizing workforce productivity and delivering faster results.”

Quest supports heterogeneous and next-generation virtualized and cloud environments with a wide range of solutions that are highly complementary to Dell’s scalable mid-market design approach. Quest provides critical components to expand and enhance Dell Software capabilities in four strategic areas: systems management, security, business intelligence and applications.

•

Systems Management – Quest’s Performance Monitoring Solutions, combined with existing market-leading capabilities from Dell Boomi, Dell AppAssure and Dell KACE, provide continuous monitoring and management solutions.

•	Security – Quest One Identity Solutions pair with Dell SonicWALL and Dell SecureWorks to offer comprehensive edge-to-core security solutions.

•

Business Intelligence – Quest’s vRanger and NetVault Backup product lines complement Dell AppAssure to simplify data protection by delivering backup and recovery solutions across physical, virtual, application and cloud environments.

•

Applications – Quest helps customers manage their mission critical Microsoft Exchange, Active Directory and SharePoint environments, and Quest’s vFoglight product provides application performance management capabilities for a wide range of business critical applications. Together with Dell’s Wyse desktop virtualization products, and Dell’s SonicWALL next-generation firewalls, Quest can provide Client Systems management products to deliver, secure and manage end user environments.

“Growth opportunities for the market’s leading strategic IT vendors continue to evolve and expand, and with the addition of Quest, Dell significantly extends and enhances its software capabilities and is in a unique position to offer complete end-to-end IT solutions to customers,” says Matt Eastwood, Group Vice President and General Manager, IDC. “As mid-to-large enterprise customers seek powerful yet simple-to-use business solutions in key areas like systems management, data protection and business intelligence, Dell should be a strong consideration for its industry-leading offerings across software, systems and services.”

Quest worldwide brings more than 100,000 customers, 5,000 channel partners, 1,500 software sales and marketing experts, and 1,300 software developers to the Dell Software Group, and is the foundation of a $1 billion-plus annual revenue software business.

“As a long-time strategic partner of both Dell and Quest, Insight looks forward to driving continued, significant business through the Dell PartnerDirect channel program that supports our delivery of innovative solutions and expert services,” says Kenneth Lamneck, president and CEO of Insight Enterprises, Inc. “Together, Dell Software and Quest offer a powerful combination of systems management, security, business intelligence and application software that aligns with Insight’s value proposition as a single source for our customers’ diverse IT needs.”

Based on expected purchase accounting treatment related to the acquisition of Quest, Dell estimates a 2 to 3 cent dilutive impact to non-GAAP earnings per share in fiscal 2013 and 4 to 5 cents in fiscal 2014. The company expects Quest will be accretive to non-GAAP earnings in the first quarter of fiscal 2015.

Stockholders of Quest Software approved the acquisition of Quest by Dell at a stockholders’ meeting convened on Sept. 25, 2012.

About Dell

Dell Inc. (NASDAQ: DELL) listens to customers and delivers worldwide innovative technology, business solutions and services that give them the power to do more. For more information, visit www.dell.com.

Legal Disclaimer

Statements that relate to future results and events are forward-looking statements based on Dell’s current expectations. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. Risks, uncertainties and assumptions include the possibility that projected benefits may not materialize as expected; that Dell is unable to successfully implement the plans, strategies and objectives of management for future operations, including the execution of integration strategies; and other risks that are described in Dell’s or Quest’s Securities and Exchange Commission reports. Dell does not undertake any obligation to update these forward-looking statements.

Contact Information
Media Contacts:
Leigh Ann Schmidt	Dell Inc.	leigh_schmidt@dell.com	512.728.4349
Tracy Benelli	Dell Software	tracy.benelli@quest.com	949.754.8633
Investor Contacts:
Rob Williams	Dell Inc.	rob_williams@dell.com	512.728.7570
David Mehok	Dell Inc.	david_mehok@dell.com	512.728.4225